EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the 60-day period preceding this filing. Such transactions involved the sale of shares on the NASDAQ Stock Market. Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
10/4/2017	Sale	$20.0632	[1]	12500
10/5/2017	Sale	$19.9584	[2]	12500
10/6/2017	Sale	$20.1282	[3]	12350
10/9/2017	Sale	$19.8435	[4]	29704
10/10/2017	Sale	$19.6043	[5]	6699
10/11/2017	Sale	$19.7506	[6]	7400
10/12/2017	Sale	$19.1998	[7]	19961
10/13/2017	Sale	$19.0594	[8]	1600
10/20/2017	Sale	$19.0243	[9]	700
11/6/2017	Sale	$16.9982	[10]	8292
11/7/2017	Sale	$16.2705	[11]	12290
11/8/2017	Sale	$15.6561	[12]	12800
11/9/2017	Sale	$15.8045	[13]	12800
11/10/2017	Sale	$15.9466	[14]	12500
11/13/2017	Sale	$16.0000		1400
11/14/2017	Sale	$16.1596	[15]	12500

1 This transaction was executed in multiple trades at prices ranging from $19.74 – 20.20.

2 This transaction was executed in multiple trades at prices ranging from $19.82 – 20.06.

3 This transaction was executed in multiple trades at prices ranging from $20.00 – 20.30.

4 This transaction was executed in multiple trades at prices ranging from $19.61 – 20.03.

5 This transaction was executed in multiple trades at prices ranging from $19.50 – 19.72.

6 This transaction was executed in multiple trades at prices ranging from $19.65 – 19.89.

7 This transaction was executed in multiple trades at prices ranging from $19.01 – 19.555.

8 This transaction was executed in multiple trades at prices ranging from $19.00 – 19.13.

9 This transaction was executed in multiple trades at prices ranging from $19.00 – 19.05.

10 This transaction was executed in multiple trades at prices ranging from $16.78 – 17.53.

11 This transaction was executed in multiple trades at prices ranging from $16.06 – 16.61.

12 This transaction was executed in multiple trades at prices ranging from $15.51 – 16.02.

13 This transaction was executed in multiple trades at prices ranging from $15.52 – 15.97.

14 This transaction was executed in multiple trades at prices ranging from $15.75 – 16.04.

15 This transaction was executed in multiple trades at prices ranging from $16.00 – 16.32.